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                                  EXHIBIT 4(i)






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                                                                          [LOGO]

FIRST NORTH AMERICAN LIFE
ASSURANCE COMPANY
--------------------------------------------------------------------------------

                                  HOME OFFICE:
                      International Corporate Center at Rye
                            555 Theodore Fremd Avenue
                                  Rye, NY 10580


                  THIS IS A LEGAL CONTRACT - READ IT CAREFULLY.

  WE AGREE to pay the benefits of this Contract in accordance with its terms.

            THIS CONTRACT is issued in consideration of the Payment.



                             TEN DAY RIGHT TO REVIEW

THE CONTRACT OWNER MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US, WE WILL REFUND THE PAYMENT MADE TO THE CONTRACT OWNER.

WHEN THE CONTRACT IS ISSUED AS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST 7 DAYS OF THIS 10 DAY PERIOD, WE WILL RETURN THE GREATER OF (i) THE CONTRACT VALUE OR (ii) THE PAYMENT.



      SIGNED FOR THE COMPANY at its Executive Office, Rye, New York, on the
                                 Contract Date.




                  Secretary                           President


                      Single Payment Deferred Fixed Annuity
                                Non-Participating



AMOUNTS PAYABLE UNDER THIS CONTRACT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT PRIOR TO A DATE OR DATES SPECIFIED IN THIS CONTRACT. APPLICATION OF THE MARKET VALUE ADJUSTMENT MAY RESULT IN BOTH UPWARD AND DOWNWARD ADJUSTMENTS IN CASH WITHDRAWAL BENEFITS.


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INTRODUCTION

This is a single payment deferred fixed annuity. This Contract provides that prior to the Maturity Date, the Contract Value for an Owner will accumulate based on interest rates guaranteed by the Company for the period selected. Amounts withdrawn prior to the end of the selected period are subject to a market value adjustment and possible withdrawal charges which could reduce the withdrawal amount below original payment.

You must allocate the Payment to one Initial Guarantee Period.

On the Maturity Date, if the Annuitant and Owner are still living, the Contract will provide for annuity payments to the Annuitant based upon the Annuity Option selected. Fixed annuity dollar amounts are guaranteed by the Company.

TABLE OF CONTENTS
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Contract Specifications Page                                             Page

PART  1 - DEFINITIONS                                                    1

PART  2 - GENERAL PROVISIONS                                             3

PART  3 - OWNERSHIP                                                      4

PART  4 - BENEFITS                                                       4

PART  5 - PAYMENTS                                                       6

PART  6 - INVESTMENT PROVISIONS                                          6

PART  7 - ANNUITY PROVISIONS                                             7

PART  8 - TRANSFERS                                                      7

PART  9 - WITHDRAWAL PROVISIONS                                          7

PART 10 - FEES AND DEDUCTIONS                                            9

PART 11 - PAYMENT OF CONTRACT BENEFITS                                   9


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                          CONTRACT SPECIFICATIONS PAGE

TYPE OF CONTRACT:                                      [QUALIFIED]  PLAN TYPE:                                              [403B]
CONTRACT DATE:                                        [01/07/1994]  MATURITY DATE:                                    [01/07/2044]
PAYMENT:                                             [$ 10,000.00]  CONTRACT NUMBER:                                   [000000001]
GOVERNING LAW:                                            NEW YORK  INITIAL GUARANTEE PERIOD:                            [5 YEARS]
INITIAL GUARANTEED INTEREST RATE:                          [5.05%]  INITIAL GUARANTEE PERIOD
                                                                    EXPIRES:                                          [01/07/1999]




THIS PLAN IS INTENDED TO QUALIFY UNDER THE INTERNAL REVENUE CODE FOR TAX-FAVORED STATUS. LANGUAGE CONTAINED IN THIS CONTRACT REFERRING TO FEDERAL TAX STATUS OR RULES IS INFORMATIONAL AND INSTRUCTIONAL AND THIS LANGUAGE IS NOT SUBJECT TO APPROVAL OR DISAPPROVAL BY THE STATE OF NEW YORK. PLEASE SEEK THE ADVICE OF YOUR OWN TAX ADVISOR REGARDING YOUR INDIVIDUAL TAX TREATMENT.


OWNER:                                                    JOHN DOE  CO-OWNER:
ANNUITANT:                                                JOHN DOE  ANNUITANT AGE:                                                35
CO-ANNUITANT:                                                       BENEFICIARY:                                            JANE DOE


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                          CONTRACT SPECIFICATIONS PAGE

TYPE OF CONTRACT:                                  [NON-QUALIFIED]  PLAN TYPE:
CONTRACT DATE:                                        [01/07/1994]  MATURITY DATE:                                      [01/07/2044]
PAYMENT:                                             [$ 10,000.00]  CONTRACT NUMBER:                                     [000000001]
GOVERNING LAW:                                            NEW YORK
INITIAL GUARANTEED INTEREST RATE:                         [5.05%]   INITIAL GUARANTEE PERIOD:                              [5 YEARS]
                                                                    INITIAL GUARANTEE PERIOD                            [01/07/1999]
                                                                    EXPIRES:






OWNER:                                                    JOHN DOE  CO-OWNER:
ANNUITANT:                                                JOHN DOE  ANNUITANT AGE:                                                35
CO-ANNUITANT:                                                       BENEFICIARY:                                            JANE DOE



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PART 1                              DEFINITIONS
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WE AND YOU                          "We", "us" and "our" means First North
                                    American Life Assurance Company. "You" or
                                    "your" means the Owner of this Contract.

ANNUITANT                           Any individual person or persons whose life
                                    is used to determine the duration of annuity payments involving life contingencies. The
                                    Annuitant is as designated on the Contract
                                    Specifications Page and application, unless changed.

ANNUITY OPTION                      The method selected by you for annuity
                                    payments made by us.

ANNUITY SERVICE OFFICE              Any office  designated  by us for the
                                    receipt of Payments and processing of
                                    Contract Owner requests.

BENEFICIARY                         The person, persons or entity to whom
                                    certain benefits are payable following the death of an Owner, or in certain circumstances, an Annuitant.

CONTINGENT BENEFICIARY              The person,  persons or entity who becomes
                                    the Beneficiary if the Beneficiary is not alive.

CONTRACT ANNIVERSARY                The anniversary of the Contract Date.

CONTRACT DATE                       The date of issue of this Contract as
                                    specified on the Contract Specifications
                                    Page.

CONTRACT VALUE                      The value of the  Contract  which is the sum
                                    of the Net Payment and accrued interest, less the sum of any Gross Withdrawal Values and any annual Administration Fees deducted, adjusted for any Transfer Market Value
                                    Adjustments.

CONTRACT YEAR                       The period of twelve consecutive months
                                    beginning on the Contract Date or any
                                    anniversary thereafter.

FIXED ACCOUNT                       The FNAL Fixed Account, which is a Separate
                                    Account of the First North American Life
                                    Assurance Company.

GENERAL ACCOUNT                     All the assets of First North American Life
                                    Assurance Company other than assets in
                                    separate accounts.

GROSS WITHDRAWAL VALUE              The portion of the Contract Value specified
                                    by you for a full or partial withdrawal.
                                    Such amount is determined prior to the
                                    application of any withdrawal charge, annual
                                    Administration Fee and Market Value
                                    Adjustment.

INITIAL GUARANTEE PERIOD            The period of time during which the Initial
                                    Guaranteed Rate is in effect.

INITIAL GUARANTEED INTEREST RATE    The compound annual rate used to determine
                                    the interest earned on the Net Payment
                                    during the Initial Guarantee Period.

ISSUE DATE                          The date on which the Contract becomes
                                    effective.

INTERNAL REVENUE CODE (IRC)         The Internal Revenue Code of 1986, as
                                    amended from time to time, and any successor statute of similar purposes.

MARKET VALUE ADJUSTMENT             An adjustment to amounts that are withdrawn
                                    or transferred prior to the end of the
                                    Initial Guarantee Period or Renewal
                                    Guarantee Period. It may increase or
                                    decrease the amount available for transfer or withdrawal.

MATURITY DATE                       The date on which annuity benefits commence.
                                    It is the date specified on the Contract
                                    Specifications Page, unless changed.

NET PAYMENT                         The Payment less the amount of premium tax,
                                    if any, deducted from the Payment.


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NON-QUALIFIED CONTRACTS             Contracts which are not issued under
                                    Qualified Plans.

OWNER OR CONTRACT OWNER             The person,  persons or entity entitled to
                                    the ownership rights under this Contract.
                                    The Owner is as designated on the Contract
                                    Specifications Page and application, unless changed.

PAYMENT An amount paid to us by you as consideration for the benefits provided by this Contract.

QUALIFIED CONTRACTS                 Contracts issued under Qualified Plans.

QUALIFIED PLANS                     Retirement plans which receive favorable tax
                                    treatment under section 401, 403, 408 or 457, of the Internal Revenue Code of 1986, as amended.

RENEWAL AMOUNT                      The Contract Value as of the end of the
                                    Initial Guarantee Period or at the end of a Renewal Guarantee Period.

RENEWAL GUARANTEE PERIOD            The period of time during which a Renewal
                                    Guaranteed Interest Rate is in effect.

RENEWAL GUARANTEED INTEREST RATE    The compound annual rate used to determine
                                    the interest earned on a Renewal Amount
                                    during a Renewal Guarantee Period. In no event shall this rate be less than 3%.

SEPARATE ACCOUNT                    A segregated account of First North American
                                    Life Assurance Company that is not
                                    commingled with our general assets and
                                    obligations.

PART 2                              GENERAL PROVISIONS
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ENTIRE CONTRACT                     The entire contract consists of this
                                    Contract, any Contract endorsements, and a copy of the application if one is attached to this Contract when issued. Only our President, Vice-President or Secretary may agree to change or waive any provisions of this Contract. The change or waiver must be in writing.

                                    We will not change or modify this Contract without your consent except as may be required to make it conform to any applicable law or regulation or any ruling issued by a government agency.

                                    The benefits and values available under this Contract are not less than the minimum required by any statute of the state of New York. We have filed a detailed statement of the method used to calculate the benefits and values with the Department of Insurance in the state of New York, if required by law.

BENEFICIARY                         The Beneficiary is as designated in the
                                    Contract Specifications Page and
                                    application, unless changed. However, if there is a surviving Owner, that person will be treated as the Beneficiary. If no such Beneficiary is living, the Beneficiary is the "Contingent Beneficiary". If no
                                    Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Owner.

CHANGE OF MATURITY DATE             Prior to the Maturity Date, you may request
                                    in writing a change of the Maturity Date.
                                    Any extension of the Maturity Date will be subject to our prior approval and any Governing Law regulations.

ASSIGNMENT                          You may assign this Contract at any time
                                    prior to the Maturity Date. No assignment will be binding on us unless it is written in a form acceptable to us and received at the Annuity Service Office. We will not be liable for any payments made or actions we take before the assignment is accepted by us. An absolute assignment will revoke the interest of any revocable Beneficiary. We will not be responsible for the validity of any assignment.


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CLAIMS OF CREDITORS                 To the extent permitted by law, no benefits
                                    payable under this Contract will be subject to the claims of your, the Beneficiary's or the Annuitant's creditors.

MISSTATEMENT AND PROOF OF AGE,      We may require proof of age, sex or survival
SEX OR SURVIVAL                     of any upon whose age, sex or   survival any
                                    payments depend. If the age or sex of the Annuitant has been misstated, the benefits will be those which the payment would have provided for the correct age and sex. If we have made incorrect annuity payments, the amount of any underpayment, adjusted with interest at 4% per annum, will be paid immediately. The amount of any overpayment will be deducted from future annuity payments.

NON-PARTICIPATING                   Your Contract is non-participating and will
                                    not share in our profits or surplus
                                    earnings. We will pay no dividends on your Contract.

REPORTS At least once each year we will send you a report containing information required by the applicable state law.

CURRENCY AND PLACE OF               All payments made to or by us shall be made
                                    in the lawful currency of the United States
PAYMENTS                            of America at the Annuity Service Office or
                                    elsewhere if we consent.

NOTICES AND ELECTIONS               To be effective, all notices and elections
                                    you make under this Contract must be in
                                    writing, signed by you and received by us at the Annuity Service Office. Unless otherwise provided in this Contract, all notices, requests and elections will be effective when received by us, complete with all necessary information and your signature, at the Annuity Service Office.

GOVERNING LAW                       This Contract will be governed by the laws
                                    of the state of New York.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.


PART 3                              OWNERSHIP
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GENERAL                             Before the Maturity Date, the Owner of this
                                    Contract shall be the person, persons or entity designated on the Contract Specifications Page and application or the latest change filed with us. On the Maturity Date, the Annuitant becomes the Owner of the Contract. If amounts become payable to the Beneficiary under the Contract, the Beneficiary becomes the Owner of the Contract.

CHANGE OF OWNER, ANNUITANT,         Subject to the rights of an irrevocable
BENEFICIARY                         Beneficiary, you may change the Owner,
                                    Annuitant, or Beneficiary by written request in a form acceptable to us and which is received at the Annuity Service Office. The
                                    Annuitant may not be changed after the
                                    Maturity Date. You need not send us the
                                    Contract unless we request it. Any change must be approved by us. If approved, any change in Beneficiary will take effect on the date you signed the request. If approved, any change in Owner or Annuitant will take effect on the date we received the request at the Annuity Service Office. We will not be liable for any payments or actions taken before the change is approved.

                                    If any Annuitant is changed and any Owner is not an individual, the entire interest in the Contract must be distributed to the Owner within five years of the change.

PART 4                              BENEFITS
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ANNUITY BENEFITS                    We will pay a monthly income to the
                                    Annuitant, if living, on the Maturity Date.
                                    Annuity benefits will commence on the
                                    Maturity Date and continue for the period of time provided for under the Annuity Option selected.

                                    We may pay the higher of Contract Value and any annual Administration Fee or the amount available upon total withdrawal on the Maturity Date in one lump sum if the monthly income is less than $20.

                                    On or before the Maturity Date you must
                                    select how the Contract Value will be used to provide the monthly income. Unless you indicate otherwise, we will provide a fixed annuity with guaranteed fixed annuity payments continuing for 10 years or the lifetime of the Annuitant, if longer.

                                    The portion of the Contract Value adjusted by the Transfer Market Value Adjustment used to effect a fixed annuity will be applied to the appropriate guaranteed fixed annuity payment table contained in this Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table. We guarantee the dollar amount of fixed annuity payments.

DEATH BENEFIT BEFORE                A Death Benefit will be  determined as of
MATURITY DATE                       the date on which written notice and proof
                                    of death and all required claim forms are received at the Company's Annuity Service
                                    Office.

                                    DEATH OF ANNUITANT: On the death of the last surviving Annuitant, the Owner becomes the new Annuitant, if the Owner is an individual. If any Owner is not an individual the death of any Annuitant is treated as the death of an Owner and the Death Benefit will be determined by substituting the Annuitant for the Owner as described below.

                                    DEATH OF OWNER: We will pay a Death Benefit equal to the Contract Value to the Beneficiary if any Owner dies prior to the Maturity Date. This amount will not be subject to a Market Value Adjustment. The Death Benefit may be taken in one sum immediately, in which case the Contract will terminate. If the Death Benefit is not taken in one sum immediately, the Contract will continue subject to the following provisions:

                                    (a) The Beneficiary becomes the Contract
                                             Owner.

                                    (b) No additional Payments may be applied to
                                             the Contract.

                                    (c) If the Beneficiary is not the deceased
                                             Owner's spouse, the entire interest
                                             in the Contract must be distributed
                                             under one of the following options:

                                             (i) The entire interest in the
                                                      Contract must be
                                                      distributed over the life
                                                      of the Beneficiary, or
                                                      over a period not
                                                      extending beyond the life
                                                      expectancy of the
                                                      Beneficiary, with
                                                      distributions beginning
                                                      within one year of the
                                                      Owner's death; or

                                             (ii) the entire interest in the
                                                      Contract must be
                                                      distributed within 5 years
                                                      of the Owner's Death.

                                             If the Beneficiary dies before the
                                             distributions required by (i) or
                                             (ii) are complete, the entire
                                             remaining Contract Value must be
                                             distributed in a lump sum
                                             immediately.

                                    (d) If the  Beneficiary  is  the  deceased
                                             Owner's spouse, the Contract will
                                             continue with the surviving spouse
                                             as the new Owner. The surviving
                                             spouse may name a new Beneficiary
                                             (and, if no Beneficiary is so
                                             named, the surviving spouse's
                                             estate will be the Beneficiary).
                                             Upon the death of the surviving
                                             spouse, the Death Benefit will
                                             equal the Contract Value at the
                                             time of the surviving spouse's
                                             death, and the entire interest in
                                             the Contract must be distributed to
                                             the new Beneficiary in accordance
                                             with the provisions of (c)


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                                             (i) or (c) (ii) above.

                                    If there is more than one Beneficiary, the foregoing provisions will independently apply to each Beneficiary.

DEATH BENEFIT ON OR                 If annuity payments have been selected based
AFTER MATURITY DATE                 on an Annuity Option providing for payments
                                    for a guaranteed period, and the Annuitant dies on or after the Maturity Date, we will make the remaining guaranteed payments to the Beneficiary. Any remaining payments will be made as rapidly as under the method of distribution being used as of the date of the Annuitant's death. If no Beneficiary is living, we will commute any unpaid guaranteed payments to a single sum (on the basis of the interest rate used in determining the payments) and pay that single sum to the estate of the last to die of the Annuitant and the Beneficiary.

PROOF OF DEATH                      Proof of death is required upon the death of
                                    the Annuitant or the Owner. Proof of death is one of the following received at the Annuity Service Office:


                                    (a) A certified copy of a death certificate.

                                    (b) A certified copy of a decree of a court
                                             of competent jurisdiction as to the
                                             finding of death.

                                    (c) Any other proof satisfactory to us.

PART 5                              PAYMENTS
--------------------------------------------------------------------------------

GENERAL The Payment under this Contract is payable at the Annuity Service Office or such other place as we may designate.

The minimum Payment will
                                            be $5,000 and must be paid at the
                                            time of application. The maximum
                                            Payment without prior approval will
                                            be $500,000. Payments may not be
                                            made subsequent to issue.

                                    Following the third Contract Anniversary and prior to the Maturity Date, if both:

                                    (a) the Payment made, less any partial
                                             withdrawals, is less than $2,000;
                                             and

                                    (b) the higher of the Contract Value or the
                                             amount available upon total
                                             withdrawal is less than $2,000;

                                    We may cancel the Contract and pay you the higher of Contract Value and any annual Administration Fee or the amount available upon total withdrawal.

ALLOCATION OF NET PAYMENT           When we receive the Payment, the Net Payment
                                    will be allocated to the Initial Guarantee
                                    Period as shown on the Contract
                                    Specifications Page.

PART 6                              INVESTMENT PROVISIONS
--------------------------------------------------------------------------------

GUARANTEE PERIODS                   You may allocate the Net Payment into any
                                    one of the Initial Guaranteed Periods
                                    offered under this Contract.

                                    The Initial Guarantee Period and Renewal
                                    Guarantee Period are measured from the date either a Net Payment or Renewal Amount is allocated to the guarantee period. Amounts cannot be allocated to a guarantee period that would extend beyond the Maturity Date.


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                                    During the Initial Guarantee Period, amounts
                                    will earn interest, compounded annually, at the Initial Guaranteed Interest Rate.

RENEWALS A notice will be mailed at least 15 but not more than 45 days prior to the end of any Initial Guarantee Period or Renewal Guarantee Period. We will automatically renew the Renewal Amount into the same guarantee period that it is renewing from, unless you specify otherwise in writing. If a particular Renewal Guarantee Period would extend beyond the Maturity Date, the Renewal Amount may not be renewed in that Renewal Guarantee Period. The Renewal Amount will be applied to the longest Renewal Guarantee Period that does not extend beyond the Maturity Date.

                                    During the Renewal Guarantee Period, amounts will earn interest, compounded annually, at the Renewal Guaranteed Interest Rate.

MARKET VALUE ADJUSTMENT FACTOR      Any amounts withdrawn or transferred from
                                    the Contract at any other date other than the end of either the Initial Guarantee
                                    Period or a Renewal Guarantee Period will be adjusted by

                                    the Market Value Adjustment Factor described below. The Market Value Adjustment Factor is determined by the following formula:

                                             ((1+i)/(1+j)) (n/12 exponent)

                                    Where i, j and n are defined as follows:

                                    i - The Initial  Guaranteed  Interest Rate
                                        or Renewal Guaranteed Interest Rate
                                        currently being earned on this Contract.

                                    j - The guaranteed interest rate available,
                                        on the date the request is processed,
                                        for a guarantee period with the same
                                        length as the period remaining in the
                                        Initial Guarantee Period or Renewal
                                        Guarantee Period. If a guarantee period
                                        of this length is not available, the
                                        guarantee period with the next highest
                                        duration which is maintained by the
                                        Company will be chosen.

                                    n - The number of complete months remaining
                                        to the end of the Initial Guarantee
                                        Period or Renewal Guarantee Period.

                                    The amount of Market Value Adjustment, if any, upon transfer is specified in Part 8, Transfer Provisions, and upon withdrawal as specified in Part 9, Withdrawal Provisions.

PART 7                              ANNUITY PROVISIONS
--------------------------------------------------------------------------------

FIXED ANNUITY PAYMENTS              The amount of each fixed annuity payment is
                                    determined by applying the portion of the Contract Value adjusted by the Transfer
                                    Market Value Adjustment used to effect such payments measured as of a date not more than 10 business days prior to the Maturity Date
                                    (minus any applicable premium taxes) to the appropriate table contained in this
                                    Contract. If the table in use by us on the Maturity Date is more favorable to you, we will use that table.

                                    We guarantee the dollar amount of fixed
                                    annuity payments.

PART 8                              TRANSFERS
--------------------------------------------------------------------------------


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TRANSFERS                           Before the Maturity Date you may transfer
                                    the entire Contract Value to a different guarantee period then being offered by the Company. There is no transaction charge for transfers, however, Contract Value transferred prior to the end of a guaranteed period will be subject to a Transfer Market Value Adjustment.

                                    The maximum number of transfers you may make per Contract Year is one.

                                    You must transfer the entire Contract Value each time you make a transfer. In addition, the entire amount must be transferred into one guarantee period.

TRANSFER MARKET VALUE ADJUSTMENT    Amounts transferred will be subject to a
                                    Market Value Adjustment. The amount
                                    requested to be transferred will be
                                    multiplied by the Market Value Adjustment
                                    Factor to determine the actual transferred amount.


PART 9                              WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

PAYMENT OF WITHDRAWALS              You may withdraw part or all of the Contract
                                    Value at any time before the earlier of your death or the Maturity Date, by sending us a written request. We will pay all withdrawals within seven days of receipt at the Annuity
                                    Service Office subject to postponement in certain circumstances, as specified below.

SUSPENSION OF PAYMENTS              We may defer the payment resulting from a
                                    request for total or partial withdrawal for not more than six months, or for the period permitted by New York state law if shorter, from the day we receive written request and the Contract, if required. If such payments are deferred 10 days or more, the amount deferred will earn interest at a rate not less than 4% per year or at a rate determined by New York state law.

TOTAL WITHDRAWAL                    Upon receipt of your request to withdraw
                                    all of your Contract Value, we will
                                    terminate the Contract and pay you the
                                    following amount:

                                             C + [( A - B - C) x D] , where:

                                      A = the Gross  Withdrawal Value reduced
                                             by any applicable annual
                                             Administration Fee;

                                      B = the Withdrawal Charge;

                                      C = the amount available without
                                             imposition of a withdrawal charge;

                                      D = the Market Value Adjustment Factor.

PARTIAL WITHDRAWAL                  Partial withdrawals will use the formula
                                    specified in Part 9 Total Withdrawal above and the Gross Withdrawal Value to determine the amount payable to you. Partial withdrawals will be subject to Market Value
                                    Adjustments and possible withdrawal charges.
                                    We will deduct the Gross Withdrawal Value from the Contract Value. The Gross
                                    Withdrawal Value may not exceed the Contract
                                    Value.

WITHDRAWAL CHARGE                   If a withdrawal is made from the Contract
                                    before the Maturity Date, a Withdrawal
                                    Charge (contingent deferred sales charge) may be assessed during the first 7 Contract
                                    Years. No Withdrawal Charge will be applied after the 7th Contract Year. The amount of the Withdrawal Charge and when it is assessed



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                                    are discussed below:

                                    1. The amount available without  imposition
                                       of a withdrawal charge is defined as the excess of (a) over (b), where:

                                             (a) equals 10% of Payment,

                                             (b) equals  100% of all prior
                                                 partial withdrawals, in that
                                                 Contract Year.

                                       The amount available without imposition
                                       of a withdrawal charge may be withdrawn
                                       free of a Withdrawal Charge and is not
                                       subject to a Market Value Adjustment.

                                    2. If a withdrawal is made at the end of the
                                       Initial Guarantee Period, no withdrawal
                                       charge will be applied provided such
                                       withdrawal occurs on or after the end of the third Contract Year. If a withdrawal is made at the end of any other guarantee period, no withdrawal charge will be applied provided such withdrawal occurs on or after the end of the fifth Contract Year. A request for withdrawal at the end of a guarantee period must be received in writing during the 30 day period preceding the end of that guarantee period.

                                    3. The Withdrawal Charge is determined by
                                       multiplying the Gross Withdrawal Value
                                       less any annual Administration Fee and
                                       the amount available without imposition
                                       of a withdrawal charge by the applicable
                                       Withdrawal Charge Percentage obtained
                                       from the table below.

                                           Number of Complete Contract          Withdrawal Charge
                                           ---------------------------          -----------------
                                                     Years                          Percentage
                                                     -----                          ----------
                                                       0                                7%
                                                       1                                6
                                                       2                                5
                                                       3                                4
                                                       4                                3
                                                       5                                2
                                                       6                                1
                                                       7+                               0




WITHDRAWAL MARKET VALUE             Amounts withdrawn will be subject to a
ADJUSTMENT                          Market Value Adjustment. The  Market  Value
                                    Adjustment will be determined in accordance with the formula specified in Part 9 Total
                                    Withdrawal above.

                                    There will be no Market Value Adjustment on withdrawals in the following situations: (a) death of the Owner, (b) amounts withdrawn within one month prior to the end of the guarantee period, and (c) the amount available without imposition of a withdrawal charge.

FREQUENCY AND AMOUNT OF             You may make as many partial withdrawals as
PARTIAL WITHDRAWAL                  you wish. Any withdrawal from the Contract
                                    must be at least $300 or the entire balance of the Contract Value if less. If a partial withdrawal would reduce the Contract Value to less than $300, then we will treat the partial withdrawal request as a total withdrawal of the Contract Value.


PART 10                             FEES AND DEDUCTIONS
--------------------------------------------------------------------------------

TAXES We reserve the right to charge certain taxes against your Payment (either at the time of payment or liquidation), Contract Value, payment of Death Benefit or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine to have resulted from the establishment or maintenance of the Separate Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this Contract.

PART 12                             PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------

GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY OPTIONS           Instead of settlement in accordance with the
                                    Annuity Options described below, you may choose an alternate form of settlement acceptable to us.

DESCRIPTION OF ANNUITY OPTIONS      Option 1: Life Annuity

                                    (a) Life Non-Refund. We will make payments
                                             during the lifetime of the
                                             Annuitant. No payments are due
                                             after the death of the Annuitant.

                                    (b) Life 10-Year Certain. We will make
                                             payments for 10 years and after
                                             that during the lifetime of the
                                             Annuitant. No payments are due
                                             after the death of the Annuitant
                                             or, if later, the end of the
                                             10-year period certain.

                                    Option 2: Joint and Survivor Life Annuity

                                    The second Annuitant named shall be referred to as the Co-Annuitant.

                                    (a) Joint and Survivor Non-Refund. We will
                                             make payments during the joint
                                             lifetime of the Annuitant and
                                             Co-Annuitant. Payments will then
                                             continue during the remaining
                                             lifetime of the survivor. No
                                             payments are due after the death of
                                             the last survivor of the Annuitant
                                             and Co-Annuitant.

                                    (b) Joint and Survivor with 10-Year Certain.
                                             We will make payments for 10 years
                                             and after that during the joint
                                             lifetime of the Annuitant and
                                             Co-Annuitant. Payments will then
                                             continue during the remaining
                                             lifetime of the survivor. No
                                             payments are due after the death of
                                             the survivor of the Annuitant and
                                             Co-Annuitant or, if later, the end
                                             of the 10-year period certain.

ANNUITY PAYMENT RATES               The annuity payment rates on the attached
                                    tables show, for each $1,000 applied, the dollar amount of the monthly fixed annuity payment. These rates are based on the 1983
                                    Table A projected at Scale G with interest at the guaranteed rate of 3% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the Co-Annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due, as follows:

                                         Calendar Year of      Adjustment             Calendar Year       Adjustment
                                              Birth           to Actual Age             of Birth         to Actual Age

                                            1899-1905              +6                   1946-1951             -1
                                            1906-1911              +5                   1952-1958             -2
                                            1912-1918              +4                   1959-1965             -3
                                            1919-1925              +3                   1966-1972             -4
                                            1926-1932              +2                   1973-1979             -5
                                            1933-1938              +1                   1980-1986             -6

                                            1939-1945               0                     1987+               -7

                                    The dollar amount of annuity payment for any age or combination of ages not shown, for any other form of Annuity Option agreed to by us, or for payments made on a less frequent basis (quarterly, semiannual or annual) will be quoted on request.

                            AMOUNT OF MONTHLY PAYMENT

                           PER $1000 OF CONTRACT VALUE

                             OPTION 1: LIFE ANNUITY

       Option 1(A):  Non-Refund                                        Option 1(B): 10-Year Certain
       ---------------------------------------------                   ----------------------------------------------
       Adjusted Age                                                    Adjusted Age
       of Annuitant          Male             Female                   of Annuitant          Male              Female
       ---------------------------------------------                   ----------------------------------------------
            55               4.27              3.86                         55               4.22               3.84
            60               4.69              4.19                         60               4.61               4.15
            65               5.25              4.61                         65               5.10               4.55
            70               6.02              5.19                         70               5.71               5.07
            75               7.01              5.99                         75               6.42               5.73
            80               8.34              7.10                         80               7.20               6.52
            85              10.13              8.64                         85               7.97               7.37




                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY

     Option 2(A): Non-Refund
                                                                    Age of Co-Annuitant
               -----------------------------------------------------------------------------------------------
               Adjusted
               Age of Male          10 Years        5 Years          Same             5 Years         10 Years
               Annuitant            Younger         Younger          Age              Older           Older
               -----------------------------------------------------------------------------------------------
               55                   3.25            3.39             3.55             3.72            3.87
               60                   3.41            3.60             3.81             4.02            4.21
               65                   3.62            3.87             4.14             4.41            4.67
               70                   3.89            4.21             4.57             4.95            5.29
               75                   4.24            4.67             5.17             5.67            6.11
               80                   4.71            5.30             5.97             6.63            7.19
               85                   5.35            6.15             7.05             7.92            8.60


     Option 2(B): 10 Year Certain
                                                                     Age of Co-Annuitant
               -----------------------------------------------------------------------------------------------
               Adjusted
               Age of Male          10 Years        5 Years          Same             5 Years         10 Years
               Annuitant            Younger         Younger          Age              Older           Older
               -----------------------------------------------------------------------------------------------
               55                   3.25            3.39             3.55             3.72            3.87
               60                   3.41            3.60             3.80             4.01            4.21
               65                   3.62            3.86             4.13             4.41            4.66
               70                   3.89            4.21             4.56             4.92            5.24
               75                   4.24            4.66             5.13             5.58            5.95
               80                   4.69            5.25             5.85             6.39            6.78
               85                   5.28            6.00             6.71             7.27            7.67
               -----------------------------------------------------------------------------------------------

     Monthly installments for ages not shown will be furnished on request.

--------------------------------------------------------------------------------
FIRST NORTH AMERICAN LIFE
ASSURANCE COMPANY
--------------------------------------------------------------------------------